UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007

SYPRUS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52194	20-5014856
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

10700 Sikes Place, Suite 333, Charlotte, NC		28277
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 953-0777

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01

Entry Into a Material Definitive Agreement.

Syprus, Inc. ("Syprus") has entered into an exchange agreement (the "Exchange Agreement") with Ricky's Candy, Cones & Chaos, Inc. and Ricky's Franchise Group, Inc. (referred to collectively as "Ricky's Group").  Under the terms of the Exchange Agreement the shareholders of Ricky's Group will receive 9,300,000 newly issued shares of Syprus' common stock and Syprus will redeem 9,300,000 shares of the common stock of its current shareholders.  Upon completion of the proposed transaction, Ricky's Group will become wholly owned subsidiaries of Syprus.  The obligation to close the transaction under the terms of the Exchange Agreement shall be subject to normal terms and conditions contained in such agreements.

Ricky's Candy, Cones & Chaos ("Ricky's) provides candy, ice cream and parties to children and adults.  Unlike the typical ice cream store, Ricky's stores provide over 1100 different candies, gifts and accessories.  Ricky's ice cream is a premium ice cream with over fifty unique flavors.  In addition, customers are allowed to customize their ice cream dish with over twenty different wet and dry toppings that are provided free of charge at Ricky's Chaos Topping Center.

Ricky's provides an assortment of over 1,000 novelty and bulk candy items.  They continuously shop the marketplace for hard to find new creations as well as nostalgic retro favorite candies.  This premium approach is hard for big box retailers to emulate.  In addition, Ricky's seasonal assortments are a highlight of the holiday season.

Each Ricky's location provides facilities for parties, which they cater.  A Ricky's staff member at each location is trained to provide customers with the ultimate party experience in one of Ricky's brightly colored party rooms.  Kids can have fun making their own candy creations at birthday parties, bar/bas mitzvahs, or other types of parties.

Ricky has copyrighted Ricky the Dragon, Cornelia and Terrek and they have developed a full range of logo gifts and toys based on these copyrighted characters.  Ricky the Dragon and his new friends will be featured in storybooks, toys and licensed apparel.

Ricky's is headquartered in Princeton, New Jersey and it opened its first store there in July, 2004.  Today it has 14 franchise stores located in New Jersey, New York, Pennsylvania and Massachusetts.  In addition, Ricky's has commitments for 35 more franchises throughout the eastern United States, including locations in Georgia, Florida and Virginia.  Ricky's will continue to grow through its franchise program and new stores will focus on affluent bedroom communities in major cities, as well as regional tourist destinations.  Ricky's stores are completely modular, which reduces the time needed for a store to open and provides flexibility to adapt to the most desirable real estate opportunities.

Item 9.01

Financial Statements and Exhibits.

Exhibit 10.1

Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 25, 2007	SYPRUS, INC.

By: /s/ Teresa G. Garvin
Teresa G. Garvin, President

3